UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2018

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, Vectren Corporation's Compensation and Benefits Committee of its Board of Directors approved the attached form of grant agreement for restricted stock awards provided to officers of Vectren Corporation and Vectren Utility Holdings, Inc. and officers other than presidents of the Company's nonutility subsidiaries. This form of grant agreement will be used beginning in January of 2019, at which time grants will be made for future service.

Item 9.01.    Exhibits.

Exhibit Number	Description
10.1	Stock Grants - Agreement for Officers and Nonutility Presidents
10.2	Stock Grants - Agreement for Nonutility Officers Other Than President

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
December 12, 2018

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 5.02:

Exhibit Number	Description
10.1	Stock Grants - Agreement for Officers and Nonutility Presidents
10.2	Stock Grants - Agreement for Nonutility Officers Other Than President